Exhibit 10.12


                            TRUST AGREEMENT

   This Agreement made as of the       day of           ,
1989, by and between EQUITABLE RESOURCES, INC., a corporation duly established and existing under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as the "Company"), and Pittsburgh National Bank (hereinafter referred to as the "Trustee").

                               WITNESSETH

   WHEREAS, the Company established the Equitable Gas
Company Supplemental Pension Plan (the "Supplemental Pension Plan") effective January 1, 1984, as a nonqualified, deferred, unfunded, excess benefits plan to provide benefits to employees of the Company (at that time named Equitable Gas Company) and its affiliated companies in amounts equal to those they would be entitled to under any defined pension benefit plan of the Company or its affiliates except for the maximum benefit limitations of Section 415 of the Internal Revenue Code; and

   WHEREAS, the Company established a Policy to Grant Supplemental Deferred Compensation Benefits in Selected Instances to a Select Group of Management or Highly Compensated Employees (the "Supplemental Deferred Compensation Policy"), effective January 1, 1984, to enable the Company to contract with certain designated employees in order to provide them with benefits equivalent to those that they would be entitled to receive had they retired at age 65 after 30 years of service with the Company; and

   WHEREAS, the Company established a nonqualified, unfunded Retirement Program for the Board of Directors of the Company (the "Directors' Retirement Program") effective July 12, 1984, to pay retirement benefits to members of the Board of Directors; and

   WHEREAS, the Company has entered into a Supplemental Executive Retirement Plan (the "Supplemental Executive Plan") effective January 1, 1989, as a nonqualified, deferred, unfunded plan to provide benefits to employees of the Company and its affiliated companies in amounts equal to those they would be entitled to under any defined pension benefit plan of the Company or its affiliates except for the maximum benefit limitations of Section 401(a)(17) of the Internal Revenue Code and the maximum years of service limitation of
Section 401(1) of the Internal Revenue code; and

   WHEREAS, the Company desires to establish an irrevocable trust (hereinafter referred to as the "Trust") and to transfer to the Trust assets which shall be held there in order to fund the Company's obligations under the Supplemental Pension Plan, the Supplemental Deferred Compensation Policy, the Directors' Retirement Program and the Supplemental Executive Plan (the Supplemental Pension Plan, the Supplemental Deferred Compensation Policy, the Directors' Retirement Program and the Supplemental Executive Plan hereinafter jointly referred to as the "Deferral Agreements") subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency, until paid as provided in this Agreement.

   NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, the Company and the Trustee do hereby covenant and agree as follows:

                               SECTION 1
                               TRUST FUND

   (A) The Trustee shall receive for deposit in the Trust such cash or other property as shall be transferred to the Trustee by the Company and thereupon the Trust shall be established. All cash or other property so received, together with the income therefrom and any other increment thereon shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income. The Company may make, from time to time, additional deposits of cash or other property to the Trust to be held and administered and disposed of by the Trustee as provided in this Agreement.

   (B) The Trust is intended to be a "grantor trust," within the meaning of Section 671 of the Internal Revenue Code of 1986, and shall be construed accordingly.

   (C) For accounting purposes only, a separate account shall be established for each individual participant in the Supplemental Pension Plan, for each individual participant in the Supplemental Deferred Compensation Policy, for each individual participant in the Directors' Retirement Program, and for each individual participant in the Supplemental Executive Plan. Monies allocated to any of these individual accounts (hereinafter the "Trust Accounts") shall be distributable only to the beneficiary of such account (or to the appropriate beneficiaries of such beneficiary pursuant to the provisions of the Deferral Agreements) subject to the provisions set forth below. Such Trust Accounts are collectively designated hereinafter as the "Trust Fund."

   (D) The Trust Fund shall be held separate and apart from other funds of the Company and shall be used exclusively for the purpose of assuring payment by the Company of future obligations of the Company under the Deferral Agreements, except to the extent otherwise set forth herein.

                               SECTION 2
                     DISTRIBUTIONS FROM TRUST FUND

   (A) The Company's Board of Directors' Compensation Committee in the case of Trust Accounts relating to the Directors' Retirement Program and the Company's Employee Pension Committee in the case of Trust Accounts relating to the Supplemental Pension Plan; the Supplemental Executive Plan and the Supplemental Deferred Compensation Policy shall each designate to the Trustee one or more representatives (hereinafter individually or collectively the "Designated Representatives") who shall direct the Trustee, by express written instructions, with respect to all distributions from the Trust Fund, including the amounts, dates and party or parties, which may include the Company, to whom such distribution shall be made. All such distributions shall be made to such party as absolute owner, free and clear of the Trust.

   (B) The Company shall provide the Trustee with a certified list of the names and specimen signatures of the Designated Representatives. The Company shall also notify the Trustee in writing from time to time of any changes in the Designated Representatives. Until such times as the Trustee is notified by the Company of any such change, the Trustee may continue to rely on instructions from such Designated Representatives.

   (C) No person, including any participant in the Deferral Agreements, shall have any preferred claim on, or any beneficial ownership interest in, the Trust Fund prior to the time payment from the Trust Fund is made to such person, and all rights created under the Deferral Agreements or the Trust shall be mere unsecured contractual rights against the Company.

   (D) The Trustee shall make distributions from the Trust Fund pursuant to the written instructions received by the Trustee in accordance with paragraph (A) above (provided that at the time of payment the Trustee has not made a determination in accordance with the provisions of Section 3 below that the Company is Insolvent), and the Trustee shall have no liability for any distributions made by it pursuant to such written instructions. The Trustee shall have no duty to make inquiries as to whether any distribution in accordance with this paragraph (D) is made pursuant to the provisions of the Deferral Agreements. In no event shall the Trustee be obligated or liable to make payments to any participant in excess of the value of the assets held in the applicable Trust Accounts.

                               SECTION 3

               TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 FROM TRUST FUND WHEN COMPANY INSOLVENT

   (A) This Agreement and the Trust shall be irrevocable;
provided, however, that at all times during the continuance of this Agreement and the Trust, the Trust Fund shall be subject to the claims of the creditors of the Company as hereinafter set forth.

   (B) The Company shall be considered Insolvent for purposes of this Agreement if it is:

      (i)  unable to pay its debts as they mature; or

      (ii) subject to a pending proceeding as a debtor under the Bankruptcy Code.

   (C) At any time the Trustee has actual knowledge, or has determined in accordance with paragraph (D) below, that the Company is Insolvent, the Trustee shall hold for the benefit of, or deliver upon the order of a court of competent jurisdiction, any undistributed portion of the Trust Fund to satisfy the claims of the Company's general creditors.

   (D) The Board of Directors of the Company and the Chief Executive Officer of the Company shall have the duty to inform the Trustee of the Company's Insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice whether the Company is Insolvent, and pending such notice whether the Company is Insolvent, and pending such determination, shall discontinue all payments from the Trust Fund. The Trustee shall resume payments in accordance with
Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent). Nothing in this Agreement shall in any way diminish any rights of any participant in the Deferral Agreements to pursue his or her rights as a general creditor of the Company with respect to benefits under the Deferral Agreements.

   (E) Unless the Trustee has received notice or otherwise has actual knowledge of the Company's Insolvency or alleged
Insolvency, the Trustee shall have no duty to inquire as to whether the Company is Insolvent. The Trustee may in all events rely on evidence concerning the Company's solvency which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency.

   (F) If the Trustee discontinues payments to a person from the Trust Fund pursuant to paragraph (D) above and subsequently resumes such payments, the first payment to such person following the discontinuance shall include the aggregate amount of all payments which would have been made to such person in accordance with Section 2 of this Agreement during the period of such discontinuance less the aggregate amount of payments made to such person by the Company in lieu of payment hereunder for such period of discontinuance, as specified in writing to the Trustee by the Designated Representatives.

                               SECTION 4
                          PAYMENTS TO COMPANY

   Neither the Designated Representatives nor the Company shall have any power or right to direct the Trustee to return to the Company or to divert to others (other than participants in the Deferral Agreements) any portion of the Trust Fund prior to the complete satisfaction of the Company's obligations to participants in the Deferral Agreements. If the Company determines that a portion of the Trust Fund will clearly never be required to satisfy such obligations, such portion may be returned to the Company if the Trustee is directed to make such payment by the Designated Representatives in accordance with Section 2(A) above; the Trustee shall be entitled to rely on the written direction of the Designated Representatives and shall have no duty or obligation to inquire about or challenge such determination by the Company. In addition, on termination of the Trust as provided in Section 9(B) of this Agreement, any remaining assets shall be returned to the Company as provided in Section 9(C). Notwithstanding the foregoing, the Designated Representatives may direct the Trustee to reimburse the Company for payments made by the company to participants in the Deferral Agreements in satisfaction of its obligations thereunder.

                               SECTION 5
                 INVESTMENT AND ADMINISTRATION OF TRUST

   (A) The Trustee shall invest and reinvest the assets in the Trust Fund in accordance with the directions of the Treasurer or Assistant Treasurer of the Company.

   (B) The Trustee shall have the following powers and authority in the administration and investment of the Trust, to be exercised as provided in Section 6 of this Agreement:

      (i) to exercise (subject to Company direction) any and all investment powers that would be possessed if it were the sole and absolute owner of all securities or other property forming the Trust Fund and to purchase or subscribe for any securities or other property and to retain in the Trust such securities or other property;

      (ii) to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; provided, however, that the Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement, the Trust or the Trust Fund (other than litigation between the Company and the Trustee or in connection with any alleged negligence or gross or willful misconduct by the Trustee with respect thereto) unless it is first indemnified by the Company against its prospective costs, expenses and liability;

                               SECTION 6
                         ACCOUNTING BY TRUSTEE

   (A) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing from time to time between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company, and the Designated Representatives. Within sixty (60) days following the close of each calendar year (or such other date as shall be agreed upon in writing between the Company and the Trustee) and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all receipts, investment earnings, disbursements and other transactions effected by it and showing all cash and other property held in the Trust Accounts and Trust Fund at the end of such year or as of the date of such removal or resignation, as the case may be, and certified as to the accuracy of the information set forth therein. In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such account within ninety (90) days, the Company shall be deemed to have approved such account; and in such case, or upon the written approval of the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

                               SECTION 7
                       RESPONSIBILITY OF TRUSTEE

   (A) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request or approval given by the Company or the Designated Representatives, contemplated by and complying with the terms of this Agreement. The Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of any such action.

   (B) The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

   (C) The Trustee shall exercise the powers listed in
Section 5 of this Agreement at all times in a fiduciary capacity primarily in the interest of the Company.

   (D) In addition to the powers and authority granted to the Trustee pursuant to Section 4(B) of this Agreement, the Trustee shall have, without exclusion, all powers conferred on Trustees by the laws of the Commonwealth of Pennsylvania unless expressly provided otherwise herein.

                               SECTION 8
                  COMPENSATION AND EXPENSES OF TRUSTEE

   The Trustee shall be entitled to receive such reasonable compensation for its services as shall from time to time be agreed upon by the Company and the Trustee. The Trustee shall also receive reimbursement for reasonable expenses incurred by it with respect to the administration of the Trust. Such compensation and expenses, and all income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trustee on behalf of the Trust or against the Trust Fund shall be a charge on the Trust Fund to the extent not paid by the Company.

                               SECTION 9
                         REPLACEMENT OF TRUSTEE

   The Trustee may be removed at any time by action of the Board of Directors of the Company and written notice to the Trustee. The Trustee may resign at any time by giving at least thirty (30) days' advance written notice to the Company. In the case of resignation or removal of the Trustee as provided above, or in the case of any other inability of the Trustee to serve, a new trustee, which shall be independent and not subject to control of the Company, shall be appointed by the Board of Directors of the Company. Any successor Trustee shall have the same powers and duties as those conferred upon the Trustee hereunder and a new agreement shall be entered into between the Company and the new Trustee.

                               SECTION 10
                        AMENDMENT OR TERMINATION

   (A) This Agreement may be amended at any time and to any extent by a written instrument executed by the Company and the Trustee, except to make the Trust revocable or to adversely affect the interest of any Deferral Agreement participant in funds held in his or her Trust Account.

   (B) The Trust shall terminate on the date on which the Company notifies the Trustee in writing that:

      (i) all benefits due under the Deferral Agreements have been paid by the Company to or on behalf of all participants in the Deferral Agreements; or

      (ii) that the Internal Revenue Service or the Department of Labor has determined that the Deferral Agreements are "funded" for ERISA purposes.

   (C) Upon termination of the Trust as provided in paragraph (B) above, any assets remaining in the Trust Fund shall be first used to pay any fees and expenses of the Trust and the remainder shall be returned to the Company.

   (D) The existence of the Trust shall not preclude the Company from amending or terminating the Supplemental Pension Plan or the Supplemental Deferred Compensation Policy (or contracts entered into thereunder) or the Directors' Retirement Program or the Supplemental Executive Plan; provided, however, that the rights of any Deferral Agreement participant in his or her respective Trust Account shall not be adversely affected by such action.

                               SECTION 11
                      SEVERABILITY AND ALIENATION

   (A) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

   (B) To the extent permitted by law, benefits to which any person is entitled under the Deferral Agreements or the Trust Fund may not be anticipated, assigned (either at law or in equity), pledged or alienated and are not subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit actually paid to or on behalf of such a person by the Trustee shall be subject to any claim for repayment by the Company or the Trustee; provided, however, that the Company or the Trustee may make a claim for repayment of any amount paid in error.

                               SECTION 12
                              CONSTRUCTION

   (A) This Agreement and the Trust shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania except to the extent preempted by applicable federal law.

   (B) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

   IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


ATTEST:                            EQUITABLE RESOURCES, INC.

_________________________          By _______________________
Corporate Secretary
                                   Title ____________________


[Seal]

WITNESS:                           PITTSBURGH NATIONAL BANK


_________________________          By _______________________

                                   Title ____________________

7/89


COMMONWEALTH OF PENNSYLVANIA )
                             ) SS:
COUNTY OF ALLEGHENY          )

   On this ________ day of ______________, 1989, before me
personally came _______________________, to me known, who, being duly sworn, did depose and say that he is the _________________________ of the Company described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; and that he signed his name thereto.


                                   _________________________
                                   Notary Public

My Commission Expires:

COMMONWEALTH OF PENNSYLVANIA )
                             ) SS:
COUNTY OF ALLEGHENY          )


   On this ___________ day of __________________,1989,
before me personally came __________________________, to me
known, who, being duly sworn, did depose and say that he is the _________________________ of the Trustee described in and which executed the foregoing instrument; that he knows the seal of said Trustee; that the seal affixed to said instrument is such corporate seal; and that he signed his name thereto.


                                   _________________________
                                   Notary Public


My Commission Expires:

7/89